Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 15, 2025, with respect to the consolidated financial statements of TH International Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Shanghai, China

March 27, 2026